UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 23, 2019
Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)

The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)

(888) 762-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Donald J. Shepard did not stand for re-election to the Board of Directors (the “Board”) of The PNC Financial Services Group, Inc. (“PNC”) at the annual meeting of shareholders held on April 23, 2019, as he had reached the mandatory retirement age set forth in PNC’s corporate governance guidelines.

Item 5.07. Submission of Matters to a Vote of Security Holders.

An annual meeting of shareholders of PNC was held on April 23, 2019 for the purpose of considering and acting upon the following matters:

(1)	The election of the 13 director nominees named in PNC's proxy statement to serve until the next annual meeting and until their successors are elected and qualified;

(2)	The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2019; and

(3)	An advisory vote to approve the compensation of PNC's named executive officers.

The final voting results for each proposal, as certified by the judge of election for the annual meeting, are described below. Fractional shares have been rounded to the nearest whole number. For beneficial owners holding PNC shares at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions and the bank or broker was restricted from voting on the owner’s behalf under New York Stock Exchange rules.

(1)	The 13 director nominees named in PNC's proxy statement were elected to the Board.

Nominee	For	%	Against	%	Abstain	Broker Non-Votes
Joseph Alvarado	363,807,553	99.28%	2,646,863	0.72%	2,851,998	42,767,024
Charles E. Bunch	330,403,579	90.15%	36,094,386	9.85%	2,808,448	42,767,024
Debra A. Cafaro	365,308,210	99.67%	1,199,058	0.33%	2,799,146	42,767,024
Marjorie Rodgers Cheshire	357,930,937	97.91%	7,656,966	2.09%	3,718,491	42,767,024
William S. Demchak	349,903,900	95.99%	14,601,551	4.01%	4,800,962	42,767,024
Andrew T. Feldstein	358,761,076	97.88%	7,759,010	2.12%	2,786,327	42,767,024
Richard J. Harshman	356,778,128	97.35%	9,693,829	2.65%	2,834,456	42,767,024
Daniel R. Hesse	365,564,561	99.75%	921,244	0.25%	2,820,608	42,767,024
Richard B. Kelson	353,463,937	96.45%	13,021,506	3.55%	2,820,971	42,767,024
Linda R. Medler	365,474,121	99.71%	1,075,953	0.29%	2,755,513	42,767,024
Martin Pfinsgraff	365,554,331	99.76%	878,532	0.24%	2,873,551	42,767,024
Toni Townes-Whitley	365,619,625	99.73%	988,653	0.27%	2,698,136	42,767,024
Michael J. Ward	358,723,216	97.88%	7,785,325	2.12%	2,797,853	42,767,024

(2)	The Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2019 was ratified.

For	%	Against	%	Abstain	Broker Non-Votes
404,006,484	98.70%	5,305,804	1.30%	2,759,257	0

(3)	The compensation of PNC's named executive officers was approved on an advisory basis.

For	%	Against	%	Abstain	Broker Non-Votes
348,289,776	95.30%	17,161,717	4.70%	3,854,921	42,767,024

With respect to all of the preceding matters, holders of PNC common stock and voting preferred stock voted together as a single class. As of February 1, 2019, the record date for the annual meeting, there were 453,051,797 possible votes. The table below sets forth, as of February 1, 2019, the number of shares of each class or series of stock that were issued and outstanding and entitled to vote, the number of votes per share, and the aggregate voting power of each class or series. The number of votes per share reflected below for the voting preferred stock is equal to the number of full shares of PNC common stock that can be acquired upon conversion of one share of voting preferred stock.

Title of Class or Series	Number of Shares Entitled to Vote	Votes Per Share	Aggregate Voting Power
Common Stock	453,046,877	1	453,046,877
$1.80 Cumulative Convertible Preferred Stock - Series B	615	8	4,920

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: April 26, 2019	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller